                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                             THE TIMBERLAND COMPANY
                (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                             THE TIMBERLAND COMPANY
                                200 DOMAIN DRIVE
                         STRATHAM, NEW HAMPSHIRE 03885

                                                                  March 26, 1999

TO THE STOCKHOLDERS:

     The Board of Directors and Officers of The Timberland Company invite you to attend the 1999 Annual Meeting of Stockholders to be held on Thursday, May 20, 1999, at 9:30 a.m., at the Company's headquarters located at 200 Domain Drive, Stratham, New Hampshire.

     A copy of the Proxy Statement and the proxy are enclosed.

     IF YOU CANNOT BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                                            Cordially,
                                            /s/ Sidney W. Swartz
                                            SIDNEY W. SWARTZ
                                            Chairman

                             THE TIMBERLAND COMPANY
                                200 DOMAIN DRIVE
                         STRATHAM, NEW HAMPSHIRE 03885
                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS

DATE:       Thursday, May 20, 1999
TIME:       9:30 a.m.
LOCATION:   The Timberland Company
            World Headquarters
            200 Domain Drive
            Stratham, New Hampshire

PURPOSES FOR MEETING:

        1. To fix the number of directors at nine for the coming year, subject to further action by the Board of Directors as provided in the Company's By-Laws, and to elect nine directors to hold office until their successors are duly elected and qualified;

        2. To increase the number of shares reserved for issuance under the Company's 1991 Employee Stock Purchase Plan from 200,000 to 300,000; and

        3. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     Holders of Class A Common Stock will vote separately as a class to elect three directors. Holders of Class A Common Stock and holders of Class B Common Stock will vote together as a single class to elect the remaining six directors.

     You will receive notice of and may vote and act at the Annual Meeting only if you are a stockholder of record at the close of business on Monday, March 22, 1999.

                                            By Order of the Board of Directors,
                                            /s/ John E. Beard
                                            JOHN E. BEARD
                                            Secretary

March 26, 1999

                             THE TIMBERLAND COMPANY
                                200 DOMAIN DRIVE
                         STRATHAM, NEW HAMPSHIRE 03885
                                 (603) 772-9500

                                PROXY STATEMENT
                                 MARCH 26, 1999

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The Board of Directors of The Timberland Company, a Delaware corporation ("Timberland" or the "Company"), is sending you the enclosed proxy in connection with its 1999 Annual Meeting of Stockholders (the "Annual Meeting") and any adjourned sessions of the Annual Meeting. The Annual Meeting will be held on Thursday, May 20, 1999, at 9:30 a.m., at the Company's headquarters located at 200 Domain Drive, Stratham, New Hampshire. The purposes of the Annual Meeting are:

     1. to fix the number of directors at nine for the coming year and to elect nine directors to hold office until their successors are duly elected and qualified;

     2. to increase the number of shares reserved for issuance under the Company's 1991 Employee Stock Purchase Plan (the "ESPP") from 200,000 to 300,000; and

     3. to transact such other business as may properly come before the Annual Meeting and any adjournments of the Annual Meeting.

VOTING RIGHTS AND OUTSTANDING SHARES

     You may vote at the Annual Meeting only if you are a stockholder of record as of the close of business on Monday, March 22, 1999. As of February 19, 1999, the following number of shares of the Company's Common Stock were outstanding:

                                                                NUMBER
                                                               OF SHARES
CLASS OF COMMON STOCK                                         OUTSTANDING
---------------------                                         -----------
Class A Common Stock, $.01 par value ("Class A Common
  Stock")...................................................   9,178,937
Class B Common Stock, $.01 par value ("Class B Common
  Stock")...................................................   2,337,849

     The Company bears all costs of solicitation of proxies. The Company may solicit proxies personally or by telephone, mail or telegram. None of the Company's directors, officers or employees will be specially compensated for soliciting proxies. The Company expects to mail this Proxy Statement and the enclosed proxy to stockholders on March 26, 1999.

     To vote your shares at the Annual Meeting, you must properly sign and return the enclosed proxy. You may specify in the proxy how you want to vote your shares. If you sign and return your proxy but do not specify how to vote your shares, then your shares will be voted to fix the number of directors at nine and to elect all nine nominees named in this Proxy Statement and to increase the number of shares reserved for issuance under the ESPP from 200,000 to 300,000.

     You may revoke your proxy at any time before the Annual Meeting by either:

     - attending the Annual Meeting and voting in person;

     - filing with the Secretary of the Company an instrument in writing revoking your proxy; or

     - delivering to the Secretary a newly executed proxy bearing a later date.

     If a nominee for director is unable to serve as a director, the persons appointed as proxy for the Annual Meeting may, in their discretion, vote for another person as director or vote to reduce the number of directors to less than nine, as the Board of Directors may recommend. The Company believes that all of the nominees will be available for election.

     The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any additional matters should properly come before the Annual Meeting, the persons appointed as proxy to vote on such matters intend to vote in accordance with their judgment.

QUORUM

     A quorum of the Company's stockholders must be present, whether by proxy or in person, for the Annual Meeting to occur. Consistent with Delaware law and under the Company's By-Laws, a majority of the voting power of shares entitled to be cast on a particular matter constitutes a quorum.

     To determine the presence of a quorum, the following will count as shares present and entitled to be cast:

     - shares represented by proxies that withhold authority to vote for a nominee for director;

     - shares represented by proxies that indicate an abstention to vote for a nominee for director; or

     - a "broker non-vote" (shares held by your brokers or nominees as to which (i) you have not provided voting instructions and (ii) the broker or nominee does not have discretionary voting power).

REQUIRED VOTES AND METHOD OF TABULATION

     You are entitled to one vote for each share of Class A Common Stock you hold. You are entitled to ten votes for each share of Class B Common Stock you hold. Holders of Class A Common Stock will vote separately as a class to elect nominees Robert M. Agate, John F. Brennan and Abraham Zaleznik. Holders of Class A Common Stock and holders of Class B Common Stock will vote together as a single class to elect nominees Sidney W. Swartz, Jeffrey B. Swartz, Ian W. Diery, John A. Fitzsimmons, Virginia H. Kent and Indra K. Nooyi.

     The Company will appoint election inspectors who will count the votes cast by proxy or in person at the Annual Meeting. The nine nominees for election as directors who receive the greatest number of votes properly cast will be elected. Approval of the increase in the number of shares reserved for issuance under the ESPP requires the affirmative vote of a majority of the votes properly cast at the Annual Meeting on that matter. Holders of Class A Common Stock and holders of Class B Common Stock also will vote together as a single class on any other matter to be voted on at the Annual Meeting.

INDEPENDENT ACCOUNTANTS

     Deloitte & Touche LLP will audit the consolidated financial statements of the Company for the year ended December 31, 1999 and will report the results of the audit to the Audit Committee of the Board of Directors. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, and will have the opportunity to make a statement if he or she desires and to respond to appropriate questions.

                         ITEM 1.  ELECTION OF DIRECTORS

     The directors elected at each Annual Meeting serve for the following year and until their respective successors are duly elected and qualified. The Company's By-Laws specify that the Board of Directors or the stockholders may determine the number of directors of the Company. The stockholders or the Board of Directors may increase the number of directors fixed at the Annual Meeting and may fill any vacancy arising on the Board of Directors.

     The current Board of Directors consists of eight members, all of whom are nominees for director at the Annual Meeting. Ms. Nooyi was elected as director effective as of December 16, 1998. All other directors were elected at the 1998 Annual Meeting of Stockholders held on May 21, 1998. Ms. Kent is a nominee for the Company's Board of Directors for the first time.

INFORMATION WITH RESPECT TO NOMINEES

     The names, ages, principal occupations during the past five years and certain other information with respect to the nominees for election are as follows:

        NAME AND YEAR                      PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS
   FIRST ELECTED DIRECTOR       AGE          AND DIRECTORSHIPS OF OTHER PUBLIC COMPANIES
   ----------------------       ---        -----------------------------------------------
Sidney W. Swartz (1978)......   63    Sidney Swartz has been the Company's Chairman of the
                                      Board since June 1986. He also was the Company's Chief
                                      Executive Officer and President from June 1986 until June
                                      1998.
Jeffrey B. Swartz (1990).....   39    Jeffrey Swartz has been the Company's President and Chief
                                      Executive Officer since June 1998. Prior to this, Jeffrey
                                      Swartz was the Company's Chief Operating Officer from May
                                      1991 and its Executive Vice President from March 1990. He
                                      is also a director of Central Tractor Farm & Country,
                                      Inc. Jeffrey Swartz is the son of Sidney Swartz.
Robert M. Agate (1992).......   63    Mr. Agate was the Senior Executive Vice President and
                                      Chief Financial Officer of Colgate-Palmolive Company from
                                      January 1992 until his retirement in July 1996.
John F. Brennan (1987).......   66    Mr. Brennan has been the Dean of the Sawyer School of
                                      Management of Suffolk University since August 1991. Mr.
                                      Brennan is also a director of Aerovox Incorporated and of
                                      Data Storage Corporation.
Ian W. Diery (1996)..........   49    Mr. Diery has been the President and Chief Executive
                                      Officer of Electronic Scrip, Inc. since November 1997.
                                      From September 1996 until joining Electronic Scrip, Mr.
                                      Diery was a self-employed consultant. From November 1995
                                      to August 1996, Mr. Diery was the President and Chief
                                      Executive Officer and a Director of AST Research, Inc.
                                      From October 1989 to April 1995, Mr. Diery served at
                                      Apple Computer in a variety of positions, most recently
                                      as Executive Vice President and General Manager of the
                                      Personal Computer Division.
John A. Fitzsimmons (1996)...   56    Mr. Fitzsimmons has been the Senior Vice President --
                                      Consumer Electronics of Circuit City Stores, Inc. since
                                      January 1987.

        NAME AND YEAR                      PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS
   FIRST ELECTED DIRECTOR       AGE          AND DIRECTORSHIPS OF OTHER PUBLIC COMPANIES
   ----------------------       ---        -----------------------------------------------
Virginia H. Kent.............   44    Ms. Kent has been the President, Global Brands and
                                      Product Development for Hasbro Corporation since October
                                      1996. Prior to that, Ms. Kent was the General Manager,
                                      Girls/Boys/Nerf at Hasbro.
Indra K. Nooyi (1998)........   43    Ms. Nooyi has been the Senior Vice President, Corporate
                                      Strategy & Development, at Pepsico Inc. since March 1994.
                                      From June 1990, until joining Pepsico, Ms. Nooyi was the
                                      Senior Vice President of Strategy, Planning and Strategic
                                      Marketing for Asea Brown Boveri. She is also a director
                                      of Phoenix Home Life Mutual Insurance Company.
Abraham Zaleznik (1987)......   75    Dr. Zaleznik has been a Professor Emeritus of Harvard
                                      University and a self-employed consultant since 1990.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has a Compensation Committee and an Audit Committee. The members of both committees are independent directors. The Company does not have a nominating or similar committee.

     During 1998, the Board of Directors and its committees held the following number of meetings:

                                                          1998 MEETINGS
                                                          -------------
Board of Directors......................................        7
Compensation Committee..................................        4
Audit Committee.........................................        3

     Only Mr. Diery attended less than 75% of the total number of meetings held in 1998 of the Board of Directors and the committees of the Board on which he served (he attended four of the seven Board of Directors meetings and all of the Compensation Committee meetings).

  The Compensation Committee.

     The Compensation Committee consists of Dr. Zaleznik, Chairman, and Mr. Diery. The Compensation Committee's responsibilities include:

     - determining and presenting to the Board of Directors for its ratification the compensation of the Chairman and the Chief Executive Officer;

     - determining the compensation of the executive officers who report directly to the Chief Executive Officer;

     - reviewing the compensation determined by management for all other executive officers of the Company; and

     - supervising the administration of the Company's stock option and other benefit plans (except for the Company's 1991 Employee Stock Purchase Plan, which is administered by a committee comprised of management officers chosen by the Board of Directors, and the Company's 1991 Stock Option Plan for Non-Employee Directors, under which the grant of stock options is automatic).

  The Audit Committee.

     Mr. Agate, Mr. Brennan and Mr. Fitzsimmons are the members of the Company's Audit Committee. The functions of the Audit Committee include:

     - recommending to the Board of Directors the appointment of the Company's independent accountants;

     - reviewing the independence of the accountants;

     - meeting with the accountants to review the Company's financial statements; and

     - reviewing the Company's accounting procedures and internal controls.

DIRECTORS' COMPENSATION

     Directors who are also employees of the Company do not receive any compensation for serving as directors. Directors who are not employees of the Company receive the following fees for their service:

                            FEE                               AMOUNT
                            ---                               -------
Annual retainer for director................................  $25,000
Each Board of Directors meeting attended....................    1,000
Annual retainer for committee chairperson...................    2,500
Each committee meeting attended.............................      500

     Under the Company's 1991 Stock Option Plan for Non-Employee Directors, directors who are not employees of the Company are automatically granted options to purchase a fixed number of shares of Class A Common Stock upon the occurrence of the following events:

                                                              NUMBER OF
EVENT                                                          SHARES
-----                                                         ---------
Initial election as director................................    5,000
Each anniversary of initial grant...........................    1,250

     These stock options have an exercise price equal to the fair market value on the date of grant and are exercisable at the rate of 25% of the total underlying shares on each of the first four anniversaries of the date of grant, for so long as the director remains a director of the Company. The options expire ten years from the date of grant or when the holder ceases to be a director of the Company, if earlier.

     During 1998, the Company granted the following stock options to its non-employee directors:

                                                  NUMBER OF
                    DIRECTOR                       SHARES        DATE OF GRANT      EXERCISE PRICE
                    --------                      ---------    -----------------    --------------
Robert M. Agate.................................    1,250      November 12, 1998        $43.94
John F. Brennan.................................    1,250        May 20, 1998           $81.50
Ian W. Diery....................................    1,250        May 18, 1998           $82.94
John A. Fitzsimmons.............................    1,250        May 18, 1998           $82.94
Indra K. Nooyi..................................    5,000      December 16, 1998        $35.00
Abraham Zaleznik................................    1,250        May 20, 1998           $81.50

     See the section of this Proxy Statement entitled "Security Ownership of Certain Beneficial Owners and Management" for information as to ownership of Company securities by nominees for director.

            ITEM 2.  INCREASE IN THE NUMBER OF SHARES RESERVED UNDER
              THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN ("ESPP")

     A total of 200,000 shares of Class A Common Stock have been reserved for issuance under the ESPP. The Company believes the ESPP encourages employee stock ownership and increases the employees' proprietary interest in the Company's success by providing an opportunity for eligible employees to purchase shares of Class A Common Stock at a reduced price. As of January 1, 1999, there were 27,730 shares of Class A Common Stock remaining available for issuance under the ESPP. The Company expects that such available shares will be purchased during 1999 and the first half of 2000. The Board believes that it is important to continue to encourage employee stock ownership in the Company. As a result, on February 25, 1999, the Board approved, and is submitting for stockholder approval, a proposal to increase the number of shares of Class A Common Stock reserved for issuance under the ESPP from 200,000 shares to 300,000 shares.

GENERAL DESCRIPTION OF THE ESPP

     The ESPP was adopted by the Board of Directors on February 22, 1991 and approved by the stockholders on May 16, 1991. On May 16, 1995, the stockholders approved an increase in the number of shares of Class A Common Stock reserved for issuance under the ESPP from 100,000 shares to 200,000 shares. Employees of the Company and its retail and domestic manufacturing subsidiaries who have worked for the Company for at least six continuous months and customarily work in excess of 20 hours per week and five months in each calendar year are eligible to participate in the ESPP. However, employees who own 5% or more of the Class A Common Stock are not eligible. As of January 1, 1999, approximately 1,236 employees were eligible to participate in the ESPP.

     Eligible employees may contribute, through payroll withholdings, from 2% to 10% of their regular base compensation during six-month participation periods. The number of shares purchased is determined by dividing the balance in the employee's withholding account on the last day of the participation period by 85% of the fair market value of Class A Common Stock on either the first or the last day of the participation period, whichever is lower. An employee may not purchase an amount of Class A Common Stock with a fair market value exceeding $25,000 (determined at the first trading day of each participation period) in any calendar year.

     An employee may cancel his or her participation at any time prior to the last day of a participation period. If an employee terminates his participation, then the Company will return to him the balance of his withholding account without interest. No employee may sell, pledge, assign or otherwise transfer rights to purchase shares under the ESPP. The ESPP does not and should not be construed to give an employee the right to be employed by the Company.

     In the event there is a change in the outstanding stock of the Company due to a stock dividend, stock split, combination of shares, recapitalization, merger or other capital change, the aggregate number of shares available under the ESPP, the purchase price and other relevant provisions will be appropriately adjusted.

     The ESPP is administered by an Administrative Committee composed of three management employees appointed by the Board of Directors. Only the Board of Directors, however, has the power to amend the ESPP (other than to increase the number of shares to be issued under the Plan, which is subject to stockholder approval) or to terminate the ESPP. If the number of shares of Class A Common Stock receivable by all participants (calculated by dividing the total amount of all payroll deductions during the participation period by the applicable purchase price) exceeds the number of shares then available under the ESPP, then the Administrative Committee will reduce proportionally the number of shares to be issued.

FEDERAL TAX EFFECTS

     For U.S. Federal income tax purposes, neither the participation in the ESPP nor the purchase of stock under the ESPP will produce ordinary income to the employee or a deduction to the Company.

     In general, an employee who disposes of shares purchased under the ESPP within two years after the first day of the participation period relating to those shares will recognize: (i) ordinary income on the difference between the purchase price and the fair market value on the last day of the applicable participation period, and (ii) a capital gain or loss on the difference between the amount realized on the sale and the employee's basis in the shares (i.e., the purchase price plus any ordinary income recognized by reason of the sale).

     If an employee disposes of shares purchased under the ESPP more than two years after the first day of the participation period relating to the purchased shares, or dies at any time while holding such shares, ordinary income will be recognized equal to the lesser of (i) the excess of the fair market value of the shares at the time of disposition or death over the purchase price, or (ii) 15% of the fair market value of the shares on the first day of the participation period relating to the purchased shares. The Company will not be entitled to a deduction for this amount. In addition to ordinary income, capital gain will be recognized on the excess, if any, of the amount realized on a sale or exchange over the employee's basis in the shares (i.e., the purchase price paid by the employee plus any ordinary income recognized by reason of the sale).

     The foregoing is intended as a summary of U.S. Federal income tax consequences associated with the ESPP and does not involve any discussion of other U.S. Federal tax consequences or of state, local or non-U.S. taxes.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF ITEM 2. APPROVAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST AT THE
                                ANNUAL MEETING.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table lists the compensation awarded to, earned by or paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company who served as such at December 31, 1998 (hereinafter all the foregoing persons are together referred to as the "Named Executive Officers"), for the fiscal years ended December 31, 1998, 1997 and 1996.

                                           ANNUAL COMPENSATION                 LONG TERM COMPENSATION
                               -------------------------------------------   --------------------------
             (a)               (b)       (c)         (d)          (e)             (g)           (h)           (i)
                                                                 OTHER
                                                                 ANNUAL       SECURITIES                   ALL OTHER
                                                                COMPEN-       UNDERLYING        LTIP        COMPEN-
 NAME AND PRINCIPAL POSITION   YEAR   SALARY($)   BONUS($)    SATION(1)($)    OPTIONS(#)     PAYOUTS($)   SATION(2)($)
 ---------------------------   ----   ---------   --------    ------------    ----------     ----------   ------------
Sidney W. Swartz(3)..........  1998    550,004      423,984     110,877             --           --          6,226
  Chairman                     1997    489,996    1,231,565      79,968             --           --          4,470
                               1996    464,362      483,718          --             --           --          3,698
                               ----    -------    ---------     -------         ------           --          -----
Jeffrey B. Swartz(4).........  1998    437,543      385,440      58,147         50,000           --          5,939
  President and Chief          1997    325,000      816,854          --         25,000           --          4,042
  Executive Officer            1996    300,466      318,817          --          5,000           --          3,579
                               ----    -------    ---------     -------         ------           --          -----
Geoffrey J. Hibner(5)........  1998    280,748      163,958          --          5,000           --          5,528
  Senior Vice President --     1997    174,468      514,014     159,103         30,000           --            700
  Finance and Administration   1996         --           --          --             --           --             --
  and Chief Financial Officer
                               ----    -------    ---------     -------         ------           --          -----
Kenneth P. Pucker............  1998    275,271      176,660          --         50,000           --          5,513
  Senior Vice President and    1997    212,362      329,989          --         15,000           --          3,745
  General
    Manager -- Footwear......  1996    158,461      112,619          --         10,500           --          3,329
                               ----    -------    ---------     -------         ------           --          -----
Carden N. Welsh(6)...........  1998    208,846      137,240          --         12,000           --          4,980
  Senior Vice President --     1997    147,394      213,258          --          7,500           --          3,579
  International                1996    126,462       77,329          --          1,500           --          2,802
                               ----    -------    ---------     -------         ------           --          -----

---------------
(1) The amounts for Sidney Swartz include an auto allowance of $75,430 and use of the Company plane of $35,447 for 1998, and an auto allowance of $53,080 for 1997. The amount for Jeffrey Swartz includes use of the Company plane of $47,022 for 1998. The amount indicated for Mr. Hibner includes relocation expenses of $154,903 paid during 1997, including payments for income taxes owed for the reimbursement of such expenses.

(2) The Company paid group term life insurance premiums and made contributions to the Company's 401(k) Plan, as follows:

                                           GROUP TERM LIFE INSURANCE
                                                    PREMIUMS                CONTRIBUTIONS TO 401(k) PLAN
                                          ----------------------------      ----------------------------
                    NAME                   1998        1997       1996       1998       1997       1996
                    ----                   ----        ----       ----       ----       ----       ----
    Sidney W. Swartz....................  $1,426      $1,270      $698      $4,800     $3,200     $3,000
    Jeffrey B. Swartz...................   1,139         842       579       4,800      3,200      3,000
    Geoffrey J. Hibner..................     728         700       --        4,800       --         --
    Kenneth P. Pucker...................     713         545       329       4,800      3,200      3,000
    Carden N. Welsh.....................     536         379       273       4,444      3,200      2,529

(3) Sidney Swartz was also the Company's President and Chief Executive Officer until June 1998. Reference is made to the information contained under the caption "Certain Relationships and Related Transactions" in this Proxy Statement for certain benefits payable upon the death of Sidney Swartz.

(4) Jeffrey Swartz was the Company's Executive Vice President and Chief Operating Officer until June 1998.

(5) Mr. Hibner joined the Company on May 14, 1997.

(6) Mr. Welsh was the Company's Treasurer until May 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 1998.

                                                                                  POTENTIAL REALIZABLE
                                                                                    VALUE AT ASSUMED
                                                                                     ANNUAL RATES OF
                                                                                       STOCK PRICE
                                                                                    APPRECIATION FOR
                             INDIVIDUAL GRANTS                                       OPTION TERM(1)
----------------------------------------------------------------------------   ---------------------------
         (a)               (b)             (c)           (d)         (e)           (f)            (g)
                        NUMBER OF      PERCENT OF
                        SECURITIES    TOTAL OPTIONS
                        UNDERLYING     GRANTED TO      EXERCISE
                         OPTIONS      EMPLOYEES IN     OR BASE
                         GRANTED       FISCAL YEAR      PRICE     EXPIRATION
         NAME              (#)             (%)           ($)         DATE         5%($)         10%($)
         ----           ----------    -------------    --------   ----------      -----         ------
Sidney W. Swartz......     --           --               --          --            --             --
Jeffrey B. Swartz.....    50,000          18.0          72.125    2/26/2008      2,267,951       5,747,434
Geoffrey J. Hibner....     5,000           1.8          72.125    2/26/2008        226,795         574,743
Kenneth P. Pucker.....    10,000           3.6          72.125    2/26/2008        453,590       1,149,487
                          40,000          14.4          82.063    5/21/2008      2,064,359       5,231,492
Carden N. Welsh.......     2,000           0.7          72.125    2/26/2008         90,718         229,897
                          10,000           3.6          82.063    5/21/2008        516,090       1,307,873
All Shareholders(2)...     --           --               --          --        517,138,957   1,310,532,657

---------------
(1) Based on the exercise price on the date of grant and annual appreciation of such price through the expiration date of such options at an annualized rate of 5% and 10%. The actual value, if any, that an optionee may realize upon exercise will depend on the excess of the market price for the Class A Common Stock over the option exercise price on the date the option is exercised. There is no assurance that the actual value realized by an optionee upon the exercise of an option will be at or near the value estimated above.

(2) The potential realizable value for "All Shareholders" is determined on the assumption that the price of Class A Common Stock appreciated over the term of the options from the $72.125 per share market price as of February 26, 1998, the date on which most of the stock options granted in 1998 were granted, at an annualized rate of (a) 5% (which would result in an appreciated price on February 26, 2008 of $117.48 per share); and (b) 10% (which would result in an appreciated price on February 26, 2008 of $187.07 per share). The "All Shareholders" information is calculated based on 9,062,860 shares of Class A Common Stock and 2,338,162 shares of Class B Common Stock outstanding as of March 27, 1998. Thus, for comparative purposes, the total value of such Common Stock as of February 26, 1998 would be $822,298,712.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information for each of the Named Executive Officers as to the total number of exercised and unexercised stock options held at December 31, 1998 and the value of unexercised "in-the-money" stock options held at December 31, 1998.

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                              SHARES                             OPTIONS AT               "IN-THE-MONEY" OPTIONS
                            ACQUIRED ON      VALUE            FISCAL YEAR-END             AT FISCAL YEAR-END(1)
           NAME             EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE(#)   EXERCISABLE/UNEXERCISABLE($)
           ----             -----------   -----------   ----------------------------   ----------------------------
           (a)                (b)             (c)                   (d)                            (e)
Sidney W. Swartz..........     --            --                  --                              --
Jeffrey B. Swartz.........     --            --                115,481/77,045               3,205,469/215,710
Geoffrey J. Hibner........     --            --                  7,500/27,500                       0/      0
Kenneth P. Pucker.........     1,809        97,912              15,297/67,344                 312,295/210,911
Carden N. Welsh...........     1,000        71,000              13,530/19,428                 290,047/ 47,439

---------------
(1) Stock options are "in-the-money" if the fair market value of the Class A Common Stock exceeds the exercise price of the stock option. The amounts shown in column (e) represent the difference between the closing price of the Company's Class A Common Stock on December 31, 1998 ($45.563) and the exercise price of those options which are "in-the-money" on that date, multiplied by the applicable number of underlying securities.

                               PERFORMANCE GRAPH

     The following graph shows the five-year cumulative total return of Class A Common Stock as compared with the Standard & Poor's 500 Stock Index and the weighted average of the Standard & Poor's Shoe Index and the Standard & Poor's Textile and Apparel Manufacturers Index. The total return for the Company is weighted in proportion to the percent of the Company's revenue derived from sales of footwear and from apparel and accessories (excluding royalties on products sold by licensees), respectively, for each year.

                                                       TIMBERLAND                 S&P 500 INDEX          WEIGHTED AVERAGE OF S&P
                                                       ----------                 -------------            SHOE INDEX AND S&P
                                                                                                           TEXTILE AND APPAREL
                                                                                                           MANUFACTURERS INDEX
                                                                                                         -----------------------
1993(1)                                                  100.00                      100.00                      100.00
1994                                                      40.98                      101.32                      128.25
1995                                                      37.24                      139.40                      165.38
1996                                                      71.19                      171.40                      266.84
1997                                                     108.78                      228.59                      195.48
1998                                                      85.36                      293.91                      187.72

---------------
(1) Indexed to December 31, 1993.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL.

     The Compensation Committee consists of Dr. Zaleznik, Chairman, and Mr. Diery. The Compensation Committee's responsibilities are discussed above under the heading "Committees of the Board of Directors."

     The Compensation Committee attempts to set annual salary levels for the Company's executive officers, including the Chief Executive Officer, at the competitive mid-point of the salaries of executives in comparable positions at similar companies. The Compensation Committee attempts to set annual bonuses and long-term incentives at levels that, when combined with annual salaries and assuming that actual performance is equal to the established performance goals, will approximate the seventy-fifth percentile of average total compensation set for such group. The Compensation Committee uses survey data provided by independent compensation consulting and executive recruiting firms engaged by the Company.

THE SHORT-TERM INCENTIVE PLAN FOR MANAGERIAL EMPLOYEES.

     Cash bonuses are payable under the Company's Short-Term Incentive Plan for Managerial Employees ("STIP") pursuant to the Company's 1997 Incentive Plan approved by the Company's stockholders in May 1997, and are intended to qualify as performance-based awards. Pursuant to the STIP, the Compensation Committee annually reviews management's financial performance goals for the Company, job performance goals for STIP participants and target bonus awards for such participants, expressed as a percentage of such participants' salaries. Annual STIP bonuses are awarded according to a formula based upon the achievement, in whole or in part, of these Company and individual performance goals.

     STIP participants who have job responsibilities within the Company's business units (as opposed to its corporate functions) are also evaluated on the business units' achievement of some or all of the following target measurements: revenue, operating contribution, gross margin rate and cash flow. The annual STIP bonuses for higher-level executives are more heavily influenced by Company performance than are those for lower-level executives. The amount of annual bonus awards under the STIP may exceed 100% of the target bonus awards established if actual Company performance exceeds targeted goals.

     For 1998, the Compensation Committee approved STIP target bonus awards for the Chief Executive Officer and the other Named Executive Officers that were based entirely on the Company's achievement of earnings per share and cash flow targets. The independent members of the Board of Directors ratified the 1998 bonus awards for the Chairman and the President and Chief Executive Officer.

LONG-TERM INCENTIVES -- STOCK OPTIONS.

     Long-term incentive compensation is principally in the form of stock options. The Compensation Committee believes that stock options are an appropriate means to compensate the Company's officers and employees in a manner which encourages them to identify with the long-term interests of the Company's stockholders. Stock options are granted on the basis of competitive levels of stock options granted to employees, including the Chief Executive Officer, with comparable positions at similar companies. Sidney Swartz has never been granted a stock option because he has a sizable equity position in the Company.

     The Company grants stock options to certain employees at the time of hire and at the time of promotion, based on their levels of responsibility. In addition, the Company may make stock option grants to certain employees based on their individual performance. Stock options become exercisable at such times as the Compensation Committee prescribes. All stock options granted in 1998 have an exercise price equal to the fair market value on the date of grant and are exercisable at the rate of 25% of the total underlying shares on each of the first four anniversaries of the date of grant. These stock options expire ten years from the date of grant or when the holder ceases to be an employee, if earlier.

SECTION 162(m) CONSIDERATIONS.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public company for compensation over $1,000,000 paid to any of the company's Chief Executive Officer and four other highest paid executive officers. However, certain performance-based compensation awards, including awards in the form of stock options, are not subject to the deduction limit if certain requirements are satisfied, including, among other things, stockholder approval of the material terms of the plan pursuant to which such awards are granted. All such stock option compensation in 1998 was fully deductible under
Section 162(m). In addition, because the STIP bonus awards are payable pursuant to the Company's 1997 Incentive Plan, the Compensation Committee believes such compensation qualifies for exemption under Section 162(m).

                                            COMPENSATION COMMITTEE
                                                 Abraham Zaleznik, Chairman
                                                 Ian W. Diery

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents the number of shares of Class A Common Stock and Class B Common Stock beneficially owned by (i) persons known to the Company to be beneficial owners of 5% or more of the outstanding shares of either Class A Common Stock or Class B Common Stock, (ii) each director, nominee for director and Named Executive Officer, and (iii) all directors and executive officers as a group, as of the close of business on January 31, 1999:

                                                             SHARES OWNED BENEFICIALLY
                                                  ------------------------------------------------
                                                          CLASS A                   CLASS B
                                                  -----------------------     --------------------
    NAME AND ADDRESS OF BENEFICIAL OWNER(1)       NUMBER(2)    PERCENT(3)      NUMBER      PERCENT
    ---------------------------------------       ---------    ----------      ------      -------
Judith H. Swartz and John E. Beard, as Trustees
  of The Sidney W. Swartz 1982 Family Trust.....  3,142,017       34.2           --         --
Jeffrey B. Swartz...............................    137,440        1.5           28,353      1.2
Sidney W. Swartz................................    110,421        (4)        2,293,373(5)  98.1
Kenneth P. Pucker...............................     24,959        (4)           --         --
Carden N. Welsh.................................     15,273        (4)           --         --
Abraham Zaleznik................................     13,173        (4)           --         --
John F. Brennan.................................     12,877        (4)           --         --
Robert M. Agate.................................     12,718        (4)           --         --
Geoffrey J. Hibner..............................     11,142        (4)           --         --
Ian W. Diery....................................      2,812        (4)           --         --
John A. Fitzsimmons.............................      2,812        (4)           --         --
Virginia H. Kent................................     --          --              --         --
Lisa H. Macpherson..............................     --          --              --         --
Indra K. Nooyi..................................     --          --              --         --
All directors and executive officers as a group
  (14 persons)..................................    363,277        4.0        2,321,726     99.3

---------------

(1) Address, unless otherwise noted: c/o The Timberland Company, 200 Domain Drive, Stratham, NH 03885.

(2) Amounts include shares issuable upon the exercise of stock options which are either currently exercisable or will become exercisable on or before April 1, 1999, as follows: Mr. Agate, 9,373; Mr. Brennan, 5,623; Mr. Diery, 2,812; Mr. Fitzsimmons, 2,812; Mr. Hibner, 8,750; Mr. Pucker, 23,771; Mr. Jeffrey Swartz, 129,376; Mr. Welsh, 14,588; Dr. Zaleznik, 5,623; and all executive officers and directors as a group, 220,753.

(3) Percentages are calculated on the basis of the amount of outstanding shares of common stock of such class plus, for each person or group, any securities that such person or group has the right to acquire on or prior to April 1, 1999, pursuant to options, warrants, conversion privileges or other rights.

(4) Does not exceed 1% of the class.

(5) Amount includes 9,500 shares of Class B Common Stock held by The Swartz Family Charitable Trust, as to which Mr. Sidney Swartz, a trustee, disclaims beneficial ownership.

     Sidney Swartz, his children and grandchildren, and The Swartz Family Charitable Trust (the "Charitable Trust"), of which Sidney Swartz and his wife are the trustees, beneficially own all of the Class B Common Stock. As of January 31, 1999, Sidney Swartz, the Charitable Trust and The Sidney W. Swartz 1982 Family Trust, a trust for the benefit of his family (the "Family Trust"), held, in the aggregate, approximately 80% of the combined voting power of the Company's capital stock, and the Family Trust held approximately 34% of the Class A Common Stock. By virtue of this stock ownership, Sidney Swartz may be deemed to be a "control person" of the Company within the meaning of the rules and regulations under the Securities Act of 1933, as amended, and the Family Trust influences the election of Mr. Agate, Mr. Brennan and Dr. Zaleznik. Jeffrey Swartz, the Company's President and Chief Executive Officer, is one of the beneficiaries of the Family Trust.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     If Sidney Swartz should die while he is an employee of the Company, the Company will pay to his wife for the three years following his death (or, if earlier, until her death) a monthly amount equal to Mr. Swartz's monthly salary at the time of his death.

     Jeffrey Swartz, the Company's President and Chief Executive Officer, is the son of Sidney Swartz. David Swartz, a member of the Company's Product Development Department, is the son of Sidney Swartz. The 1998 total compensation of David Swartz was approximately $120,000.

                             FINANCIAL INFORMATION

     The Company mailed its 1998 Annual Report to its stockholders on or about March 26, 1999. The 1998 Annual Report includes audited financial statements and other business information and is incorporated herein by reference.

     To obtain a free copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed by the Company with the Securities and Exchange Commission, contact the Investor Relations Department, The Timberland Company, 200 Domain Drive, Stratham, New Hampshire 03885 (telephone:
(603) 773-1212).

                      COMPLIANCE WITH SECTION 16(a) OF THE
                SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED

     The securities laws of the United States require the Company's directors, its executive officers and any persons holding more than 10% of the Class A Common Stock to report their ownership of Class A Common Stock and any changes in that ownership to the Securities and Exchange Commission. These laws establish specific due dates for these reports. The Company is required to report in this Proxy Statement any failure to file by these dates. All of these filing requirements were satisfied by such persons during and with respect to fiscal year 1998. In making this disclosure, the Company has relied solely on written representations of its directors, its executive officers and persons who previously held more than 10% of the Class A Common Stock furnished to the Company, and copies of the reports that these persons have filed with the Securities and Exchange Commission.

                                 OTHER BUSINESS

     The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any additional matters should properly come before the Annual Meeting, the persons appointed as proxies in the enclosed proxy intend to vote such proxy in accordance with their judgment on any such matters.

                             STOCKHOLDER PROPOSALS

     Proposals which stockholders intend to present at the 2000 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than February 10, 2000 to be presented at that Annual Meeting. To be eligible for inclusion in next year's Proxy Statement, stockholder proposals must be received by the Secretary of the Company no later than November 27, 1999. In addition to these mailing requirements, stockholder proposals also must be in compliance with applicable Securities and Exchange Commission regulations.

                                                                       983-PS-99

                                      PROXY

                             THE TIMBERLAND COMPANY

                  ANNUAL MEETING OF STOCKHOLDERS - MAY 20, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Sidney W. Swartz and Jeffrey B. Swartz, and each of them, as attorneys and proxies, with the power of substitution, to represent and vote at the Annual Meeting of Stockholders of The Timberland Company (the "Company") and at any adjournments thereof, all shares of the Company's Class A Common Stock which the undersigned could vote if present, in such manner as they, or either of them, may determine on any matters which may properly come before the meeting or any adjournments thereof and to vote on the matters set forth on the reverse side of this proxy as specified by the undersigned. The 1999 Annual Meeting will be held on Thursday, May 20, 1999, at 9:30 a.m., at the Company's headquarters, 200 Domain Drive, Stratham, New Hampshire 03885.

     A stockholder is entitled to one vote for each share of Class A Common Stock and ten votes for each share of Class B Common Stock held of record at the close of business on March 22, 1999. The holders of Class A Common Stock will vote separately as a class to elect three nominees for director, Robert M. Agate, John F. Brennan and Abraham Zaleznik, and the holders of Class A Common Stock and the holders of Class B Common Stock will vote together as a single class to elect six nominees for director, Sidney W. Swartz, Jeffrey B. Swartz, Ian W. Diery, John A. Fitzsimmons, Virginia H. Kent and Indra F. Nooyi.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO FIX THE NUMBER OF DIRECTORS AT NINE, TO ELECT ALL NINE NOMINEES AND TO APPROVE THE INCREASE IN THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE COMPANY'S 1991 EMPLOYEE STOCK PURCHASE PLAN. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.


 SEE REVERSE                                                        SEE REVERSE
    SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE

[ X ]           Please mark
                votes as in
                this example.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSAL 2.



1. To fix the number of directors at nine for the coming year, subject to further action by the Board of Directors as provided in the Company's By-Laws, and to elect the following nominees:

     NOMINEES: Sidney W. Swartz, Jeffrey B. Swartz, Robert M. Agate, John F. Brennan, Ian W. Diery, John A. Fitzsimmons, Virginia H. Kent, Indra K. Nooyi and Abraham Zalenik

FOR ALL NOMINEES                                      WITHHELD FROM ALL NOMINEES
    [   ]                                                        [   ]

[   ] ---------------------------------------
       For all nominees except as noted above


2.  To increase the number of shares            FOR        AGAINST      ABSTAIN
    reserved for the issuance under the         [  ]        [  ]          [  ]
    Company's 1991 Employee Stock
    Purchase Plan from 200,000 to 300,000



MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [  ]



Please sign here personally exactly as your name is printed on your stock certificate. If the stock certificate is registered in more than one name, each joint owner or each fiduciary should sign personally. Only authorized officers should sign for a corporation.




Signature:______________________________ Date:___________________



Signature_______________________________ Date____________________